                                                                  10.2 (REFILED)

* PLEASE NOTE THAT CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE COMMISSION ALONG WITH THE INFORMATION REQUESTED TO BE OMITTED.

                               AMENDMENT NO. 1 TO

                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

         This AMENDMENT NO. 1 dated and effective as of the 15th day of June, 2000, to the Patent and Technology License Agreement dated June 14, 1996 (hereinafter referred to as the "AGREEMENT") is between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as "MDA"), located at 1515 Holcombe Boulevard, Houston, Texas, and which is a component institution of THE UNIVERSITY OF TEXAS SYSTEM (hereinafter referred to as "SYSTEM") which is governed by a BOARD OF REGENTS (hereinafter referred to as "BOARD") and BioQuest, Inc., which subsequently merged to become BIOKEYS PHARMACEUTICALS, INC., a Delaware corporation, located at 333 N. Sam Houston Parkway, Suite 1035, Houston, Texas 77060 (hereinafter referred to as "LICENSEE").

                                    RECITALS

A. On or about __________________, BIOQUEST, INC. merged to become BIOKEYS PHARMACEUTICALS, INC., wherein LICENSEE agreed to accept all terms and conditions of the 1996 Agreement.

B. MDA, BOARD and LICENSEE wish to amend the terms of the AGREEMENT as set forth below to modify the consideration for the license granted under the AGREEMENT to provide for the payment by LICENSEE of a portion of such modified consideration by issuing and delivering shares of Common Stock of LICENSEE to MDA as prepaid royalties, and to incorporate additional LICENSED SUBJECT MATTER.

         NOW, THEREFORE, it is hereby agreed as follows:

         The AGREEMENT is hereby amended as follows:

         1. EXHIBIT 1 of the AGREEMENT is hereby replaced in its entirety with the following:

                  EXHIBIT I Ralph Arlinghaus, Ph.D., et al, Principal
                  Investigator

                  1) MDA Ref: UTSC:060-1 (CIP of UTSC:060) entitled "Prophylaxis and Therapy of Acquired Immunodeficiency Syndrome"

                  2) U.S. Patent No. 5,128,319 entitled "Prophylaxis and Therapy of Acquired Immunodeficiency Syndrome", (MDA
                           Ref: UTSC:234)

                  3) MDA Ref: UTSC:242 entitled "Methods and Compositions for the

                           Priming of Specific Cytotoxic T-Lymphocyte Response"

                  4) MDA Ref: UTSC:267 (Divisional of UTSC:234) "Prophylaxis and Therapy of Acquired Immunodeficiency Syndrome"

                  5) MDA Ref: UTSC:305 entitled "Compositions and Methods for Eliciting Immune or Anti-Infective Responses"

                  6) MDA Ref: UTSC:331 entitled "CD4 Peptides for Binding to Viral Envelope Proteins"

                  7) MDA Ref: UTSC:381 entitled "Peptides for Inhibiting the Infection of Target Cells by Lentiviruses"

                  8) MDA Ref: UTSC:538 entitled "Compositions and Methods for Eliciting Immune or Anti-Infective Responses"

                  9)       MDA Ref: UTSC:561PZ1 entitled "HIV-Specific T-Cell
                           Induction"

                  10) MDA Ref: UTSC:561PZ2 entitled "HIV-Specific T-Cell Induction"

         2.       New Section 5.2 below is added to the existing Article 5:

         5.2 The parties agree that all amounts and balances due to MDA or the BOARD under existing sponsored research agreements (i) SR96-006 Studies on Therapeutic Potential of HIV Synthetic Peptides, (ii) SR96-006/A1 Studies on Therapeutic Potential of HIV Synthetic Peptides: Clinical and Preclinical Studies and
                  (iii) SR96-006/A2 Studies on Therapeutic Potential of HIV Synthetic Peptides: Development of Peptidometic Form of R15K ((i), (ii) and (iii) collectively referred to as the "Existing Sponsored Research Agreements"), shall be considered paid in full and upon the execution by all parties of this AMENDMENT NO. 1 LICENSEE shall owe nothing to MDA or BOARD under the Existing Sponsored Research Agreements. The parties agree that all amounts paid under AMENDMENT NO. 1, paragraph 3 relating to Section 4.1(e) for new sponsored research agreements, further relating to AMENDMENT No. 4 to Research Agreement(SR96-006/A4), are not part of the amounts and balances due under the Existing Sponsored Research Agreements. The parties also agree to terminate the Existing Sponsored Research Agreements and enter into new sponsored research agreements in compliance with this AMENDMENT NO. 1.

         3. Article 4.1 is hereby replaced in its entirety with the following:

                  In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay MDA the following:

                           (a) Payment of $172,490.24 for reimbursement of all out-of-pocket expenses paid by MDA through June 15, 2000 in filing, prosecuting, enforcing and maintaining PATENT RIGHTS licensed hereunder (the "Balance Payment"), to be paid by LICENSEE within six (6) weeks of the date the Office of the General Counsel of MDA approves this AMENDMENT NO.
                                    1. LICENSEE agrees to pay all future
                                    expenses paid by MDA, for so long as, and in such countries as this Agreement remains in effect. The Balance Payment may be made to MDA either in the form of a cash payment or in lieu of such cash payment, LICENSEE will give BOARD a total of 71,555 duly authorized, validly issued and fully paid shares of Common Stock of LICENSEE, the amount of such shares of Common Stock being calculated by dividing the Balance Payment by the average stock-split adjusted closing price of the LICENSEE's Common Stock during the 10-day period, beginning May 28, 2000 and ending June 7, 2000. Such shares of Common Stock shall be issued by LICENSEE in the name of BOARD within six (6) weeks of the date The University of Texas System Office of the General Counsel approves this AMENDMENT NO. 1. In connection with its receipt of such shares, BOARD is making the representations, and shall have the registration and other rights (subject to the conditions), set forth in Exhibit 2 hereto; and

                           (b) A running royalty equal to (SPACE) of LICENSEE's NET SALES of LICENSED PRODUCTS in national political jurisdictions in the LICENSED TERRITORY where LICENSED SUBJECT MATTER is covered by one (1) or more issued patents or pending patent applications; (SPACE) of LICENSEE'S NET SALES of LICENSED PRODUCTS in national political jurisdictions in the LICENSED TERRITORY where LICENSED SUBJECT MATTER is not covered by one (1) or more issued patents or pending patent applications; and (SPACE) of all consideration other than payments covering direct, out-of-pocket Research and Development (R&D) expenses received by LICENSEE from (i) any sublicensee pursuant to Paragraphs 3.3 and 3.4 of the PATENT AND TECHNOLOGY LICENSE AGREEMENT, and (ii) any assignee pursuant to Paragraph 12.1 of the PATENT AND TECHNOLOGY LICENSE AGREEMENT, including but not limited to royal-ties, up-front payments, marketing, distribution, franchise, option, license, or documentation fees, bonus and milestone payments and equity securities, all payable within thirty
                                    (30) days after March 31, June 30, September
                                    30, and December 31 of each year during the term of this AGREEMENT, at which time LICENSEE shall also deliver to MDA a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensees, if any, during the preceding three (3) calendar months under this AGREEMENT as necessary for MDA to account for LICENSEE's payments hereunder. Such report shall include all pertinent data, including, but not limited to: (a) the total quantities of LICENSED PRODUCTS produced;
                                    (b) the total SALES, (c) the calculation of royalties thereon; (d) the total royalties (or minimum royalties) so computed and due MDA; and (e) all other amounts covered and due herein and (f) copies of all executed agreements between LICENSEE and third parties pursuant to Paragraphs 3.3, 3.4 and
                                    12.1 of the PATENT AND TECHNOLOGY LICENSE
                                    AGREEMENT. Simultaneously with the delivery of each such report, LICENSEE shall pay to MDA the amount, if any, due for the period of such report. If no payments are due, it shall be so reported. Should LICENSEE be obligated to pay running royalties to third parties to avoid infringing such third parties' patent rights which dominate BOARD's PATENT RIGHTS, LICENSEE may reduce the running royalty due MDA by such running royalties to such third parties, provided, however, the running royalty due MDA shall in no case be less than one-half the rates stated herein. For the avoidance of any doubt, the parties hereto acknowledge and agree that any running royalties due MDA under this Paragraph 4.1(b) shall in no event be reduced by any of the consideration due MDA under Paragraph 4.1(a), (c), (d) and
                                    (e).

                           (c) As a prepaid royalty, Four Hundred and Fourteen Thousand Eight Hundred and Thirty (414,830) duly authorized, validly issued and fully paid shares of Common Stock in LICENSEE, which, the parties agree, had a value of One Million Dollars ($1,000,000), calculated by dividing $1,000,000 by the average stock-split adjusted closing price of the LICENSEE's Common Stock for the ten
                                    (10) day period of May 28, 2000 through June
                                    7, 2000. Such shares of Common Stock shall be issued in the name of BOARD within five days following execution of this AMENDMENT NO. 1, and, in connection with its receipt of such shares, MDA is making the representations, and shall have the limitations as well as registration and other rights (subject to the conditions), set forth in Exhibit 2 hereto.

                           (d) As a prepaid royalty, the number of duly authorized, validly issued and fully paid shares of Common Stock in LICENSEE equal to a value of One Million Dollars ($1,000,000), calculated by dividing $1,000,000 by the average closing price of the LICENSEE's Common Stock during the ten (10)day period immediately prior to the LICENSEE enrolling the first patient in the first Phase I Trial of any product which utilizes LICENSED SUBJECT MATTER; provided, however, that, the minimum price of the shares so calculated shall be no lower than $0.99 per share and that no more than One Million Five Thousand and Fifty (1,005,000) shares will be issued under this paragraph, as adjusted for stock splits. Such shares of Common Stock shall be issued in the name of BOARD within fifteen days following such enrollment of the first patient, and, in connection with its receipt of such shares, MDA is making the representations, and shall have the registration and other rights (subject to the conditions), set forth in
                                    Exhibit 2 hereto.

                           (e) LICENSEE shall enter into one or more sponsored research agreement(s) with MDA (which agreement shall be satisfactory in form and substance to the parties), in which LICENSEE agrees to provide MDA researchers with at least one million dollars ($1,000,000) in sponsored research funding by December 31, 2001. The monies owed MDA under Amendment No. 4 to Research Agreement (SR96-006/A4) signed September 7, 2000 shall count towards this one million dollars ($1,000,000) owed MDA under this section.

         4.       New Section 6.2 below is added to the existing Article 6:

         6.2 Any new invention, development, or discovery made in the laboratories of a MDA researchers receiving sponsored research monies from LICENSEE and resulting from the LICENSED SUBJECT MATTER (the "New Technology") shall be promptly disclosed in writing to the LICENSEE under a confidentiality agreement (which agreement shall be satisfactory in form and substance to the parties), provided that the LICENSEE has a sponsored research agreement(s) in effect with MDA at that time under which MDA is due to receive payments from LICENSEE aggregating at least Two Hundred Thousand ($200,000) Dollars per year. LICENSEE is hereby granted, without an option fee other than consideration of research sponsored by LICENSEE and the reimbursement of the BOARD for all patent expenses incurred to the date of disclosure related to the New Technology, an option to acquire an exclusive, worldwide, royalty bearing license of BOARD' rights to such New Technology, which option shall continue for a period of one hundred and twenty (120) days after LICENSEE' receipt of a reasonable written disclosure concerning the New Technology; If LICENSEE notifies BOARD in writing of its intent to exercise its option within the option period, then the parties will proceed in good faith to negotiate a license agreement on commercially reasonable terms within one hundred and twenty (120) days of BOARD's notification to LICENSEE of New Technology. If LICENSEE does not exercise this option, or notifies BOARD that it will not exercise this option, or the parties fail to sign a license agreement within said one hundred and twenty (120) day period, then LICENSEE shall no longer have an option or any other rights in the New Technology.

         5. Article 13.3 is hereby replaced in its entirety with the following:

         13.3 Subject to any rights herein, which survive termination, this AGREEMENT will earlier terminate in its entirety:

                  (a) automatically if LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by voluntary act of LICENSEE or otherwise; or

                  (b) (i) upon thirty (30) days written notice by MDA if LICENSEE shall breach or default on the payment obligations of ARTICLE IV, or use of name obligations of ARTICLE X, ; (ii) or upon ninety (90) days written notice by MDA if LICENSEE shall breach or default on any other obligation under this AGREEMENT; provided, however, LICENSEE may avoid such termination if before the end of such thirty (30) or ninety (90) day period, LICENSEE provides notice and accurate, written evidence satisfactory to MDA that such breach has been cured and the manner of such cure; or

                  (c) at any time by mutual written agreement between LICENSEE and MDA, or without cause upon one hundred eighty (180) days written notice by LICENSEE to MDA, subject to any terms herein which survive termination.

         6.       New Section 13.6 below is added to the existing Article 13:

         13.6 Termination of the AGREEMENT will not obligate MDA, the SYSTEM or the BOARD to return the shares of Common Stock issued pursuant to Article 4, nor will it affect the status of such shares as duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

OTHERWISE, the terms and provisions of the AGREEMENT shall remain in full force and effect, provided, however, that in the event of a conflict in the terms and conditions between this AMENDMENT NO. 1 and the AGREEMENT, AMENDMENT NO. 1 shall prevail. THIS AMENDMENT NO. 1 and AGREEMENT constitute the entire agreement between the parties in connection with the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AMENDMENT NO. 1.

THE UNIVERSITY OF TEXAS                      BOARD OF REGENTS OF THE
M.D. ANDERSON CANCER CENTER                  UNIVERSITY OF TEXAS SYSTEM


By:  /s/ LEON LEACH                          By: /s/ JOHN MENDELSOHN, M.D.
    ------------------------------------        --------------------------------
Leon Leach                                   John Mendelsohn, M.D.
Executive Vice President                     President, MDA

Date:                                        Date:
    ------------------------------------          ------------------------------


APPROVED AS TO CONTENT                       APPROVED AS TO FORM


By: /s/ WILLIAM J. DOTY                      By: /s/ BETHLYNN MAXWELL, ESQ.
   -------------------------------------        --------------------------------
     William J. Doty                         BethLynn Maxwell, Esq.
      Director, Technology Development       Office of General Counsel

Date:                                        Date:
    ------------------------------------          ------------------------------


BIOKEYS PHARMACEUTICALS, INC.


By: /s/ WARREN LAU
   -------------------------------------
     Warren Lau
     President

Date:
     -----------------------------------

                                    EXHIBIT 2

         The following additional provisions shall apply to the securities being issued to MDA under this Agreement:

                  (a) MDA, SYSTEM AND BOARD (collectively or singly, LICENSOR) acknowledge that the securities (together with any securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, the "Registrable Securities") being issued under this AGREEMENT, are being acquired from LICENSEE in a transaction not involving a public offering, that they are not being registered for public sale prior to such issuance and that, under such laws and applicable regulations, such securities may not be transferred or resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption therefrom. For purposes of this Agreement, "HOLDER" shall mean any LICENSOR who holds any of the Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred pursuant hereto. In this connection, LICENSOR represents that it is familiar with Rule 144 under the Securities act as presently in effect, and understands the resale limitations imposed by the Securities Act and Rule 144.

                  (b) LICENSOR is acquiring such securities solely for investment purposes and not with a view to a distribution of all or any part thereof. LICENSOR has the financial ability to bear the economic risk of its investment for an indefinite period, and has adequate means of providing for its current needs and anticipated contingencies without reference to the liquidity of the securities, which may be issued to it. LICENSOR is a not-for-profit organization with more than $5,000,000 in total assets. LICENSOR has such knowledge and experience in financial and business matters that it is fully capable of evaluating the merits and risks of an investment in LICENSEE.

                  (c) If the LICENSEE proposes to make an underwritten public offering of securities solely for cash (except in the case of a first public offering of securities by LICENSEE) the LICENSEE shall, no later than 10 days prior to the filing of a registration statement, send notice of such proposed filing, accompanied by a draft copy of the preliminary prospectus included in such registration statement, to each

                           Holder. Upon the written request of a Holder to be included in such registration statement as a selling stockholder, given within 20 days after receipt of such notice, the LICENSEE shall include in such registration statement all or any portion of the securities of such Holder, as such Holder shall so request. However, if the managing underwriter of such public offering shall express objection to the inclusion of all or part of such securities of Holder in such public offering because of prevailing market conditions or other factors, the amount of such securities of such Holder to be so registered in such offering shall be reduced to the level which such managing underwriter deems appropriate in relation to the size of the underwritten offering and the ability of the market to accommodate the sale of such securities of such Holder, provided, however, that if any securities are being included in such offering on behalf of any selling stockholders other than such Holder, any reduction of offered securities imposed on such Holder shall be proportional to any reduction imposed on such other selling stockholders. Notwithstanding any provision hereof to the contrary, LICENSEE shall not be required to include any securities of Holder in a registration statement covering a first public offering of securities by LICENSEE.

                  (d) Each Holder hereby agrees that such Holder will not, without the prior written consent of the LICENSEE, during the period commencing on the date hereof and ending March 15, 2002 (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this paragraph (d) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.

                  (e) If Holder does not sell all of the Common Stock owned by it under paragraph (c) above, such Holder shall have additional rights to include such securities in any underwritten public offering of securities to be undertaken by the LICENSEE, and the terms and conditions of paragraph (c) above and this paragraph (e) shall be applicable to any registration request of such Holder in connection with any such subsequent public offering. The rights of Holder under this paragraph
                           (e) shall cease when it no longer owns at least 1% of the outstanding Common Stock.

                  (f) Whenever required under this Exhibit 2 to effect the registration of any securities, the LICENSEE shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for at least nine (9) months.

                           (ii)     Prepare and file with the SEC such
                                    amendments and supplements to such
                                    registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (iii) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities owned by them.

                           (iv) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Holder for the distribution of the securities covered by the registration statement, provided that the LICENSEE shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

                           (v) In the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the LICENSEE and the managing underwriter of such offering.

                           (vi) Notify the Holders promptly after the LICENSEE shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

                           (vii) Notify the Holders of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

                           (viii) Notify the Holders if the registration statement is no longer effective or the registration statement or the prospectus or any prospectus supplement is required to be amended in order to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (g) It shall be a condition precedent to the obligations of the LICENSEE to take any action pursuant to this
                           Exhibit 2 that the Holder shall furnish to the LICENSEE such information in writing regarding itself, the securities held by it, and the intended method of disposition of such securities, as the LICENSEE shall reasonably request and as shall be required to effect the registration of such securities. In that connection, the Holder shall be required to represent to the LICENSEE that all such information, which is given, is both complete and accurate in all material respects. Holder shall also deliver to the LICENSEE a statement in writing that it has a bona fide intention to sell, transfer or otherwise dispose of such securities.

                  (h) "Registration Expenses" shall mean all expenses incurred by the LICENSEE in complying with this
                           Exhibit 2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the LICENSEE, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. Registration Expenses shall also include fees and disbursements of one special counsel for Holders and other selling stockholders, in an amount not to exceed $10,000. "Selling Expenses" shall mean all underwriting discounts, selling commissions and underwriters' expense allowances applicable to the sale of the securities of Holders. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Exhibit 2 shall be borne by the LICENSEE, and all Selling Expenses shall be borne by the Holders.

                  (i) If the Holders propose to distribute their securities through an underwriter, the LICENSEE shall enter into an underwriting agreement in customary form with the underwriter or underwriters, provided that the terms thereof shall not be materially less favorable to the LICENSEE than those customarily arranged in comparable underwritten offerings.

                  (j) Holders shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Exhibit 2.

                  (k) Nothing contained herein shall be deemed to limit the rights of the Holders to offer or make a public sale of all or any portion of such securities under Rule 144 of the SEC or any other applicable provisions of federal and state securities laws. Furthermore, if, in the opinion of counsel for a Holder, the offering or transfer by such Holder in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Securities Act under Rule 144 or otherwise, LICENSEE shall not be required to effect any registration of such securities under the Securities Act.

                  (l) At such time as LICENSEE is eligible to register its Common Stock for public sale under the Securities Act using Form S-3 (or similar successor form), Holders shall have a one-time right to demand that the LICENSEE file a registration statement on Form S-3 covering the offering and sale by Holders of all or a portion of the shares owned by them, such sales to be either at the market from time to time or in an underwritten public offering, or both. LICENSEE will as promptly as practicable after the receipt of such demand file such registration statement and take such other actions with respect to such registration statement as are required by the provisions of paragraphs (f) through (i) of this Exhibit 2. The rights of the Holders under this paragraph (k) shall cease when they no longer own collectively at least 1% of the outstanding Common Stock of LICENSEE.

                  (m) The rights to cause LICENSOR to register a Holder's securities granted by LICENSOR under this Exhibit 2 may be transferred or assigned by a Holder to a transferee or assignee of any Registrable Securities.